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                                                                    Exhibit 99.2

                 CONSENT OF PERSON NAMED TO BECOME A DIRECTOR



     Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a person to become a director of Tenneco Inc. ("Tenneco") upon consummation of the merger of an indirect wholly owned subsidiary of El Paso Natural Gas Company with and into Tenneco in the Registration Statement on Form S-3 of Tenneco, as amended (Registration No. 333-14009).

                                                 /s/ H. Brent Austin
                                           --------------------------------
                                                     H. Brent Austin

El Paso, Texas
November 4, 1996